Exhibit 5.1

Nelson
Mullins

Nelson Mullins Riley & Scarborough LLP Attorneys and Counselors at Law 999 Peachtree Street, NE / 14th Floor / Atlanta, Georgia 30309-3964 Tel: 404.817.6000 Fax: 404.817.6050 www.nelsonmullins.com

[Form of Opinion]

__________ __, 2007

Banuestra Financial Corporation
623 Holcomb Bridge Road
Roswell, Georgia 30076

Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Banuestra Financial Corporation (the “Company”) in connection with the preparation and filing of a Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), with respect to the offer and sale of up to:

(a)                                  4,719,000 shares of the Company’s common stock, par value $0.01 per share, (the “Shares”);

(b)                                 234,000 common stock purchase warrants of the Company (the “Warrants”) to be issued to the underwriters to be named in the Registration Statement, to be evidenced by a warrant agreement for the Warrants (the “Warrant Agreement”); and

(c)                                  234,000 shares of common stock to be issued upon exercise of the Warrants (the “Warrant Shares”).

This opinion is furnished as required by Item 601(b)(5) of Regulation S-B under the Securities Act and is limited by and is in accordance with the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

In rendering this opinion, we have examined originals (or copies certified or otherwise identified to our satisfaction) of:

(a)           the Registration Statement;

Banuestra Financial Corporation

_________ __, 2007

(b)                                 the articles of incorporation of the Company, as amended, certified by the Secretary of State of the State of Georgia;

(c)                                  the bylaws of the Company, certified as complete and correct by the Secretary of the Company;

(d)           the form of the common stock certificate of the Company;

(e)                                  the form of the Warrant Agreement (the “Warrant Agreement”); and

(f)                                    such corporate and other documents, records and papers, certificates of public officials, and certificates of officers of the Company as we have deemed necessary for the purposes of the opinions expressed herein.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the genuineness and conformity to original documents of documents submitted to us as certified or photostatic copies.

1.             Subject to compliance with the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, and compliance with the applicable provisions of the securities or “blue sky” laws of the various states, when certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered in accordance with the terms of the Registration Statement, the Shares will be duly and validly issued, fully paid, and non-assessable.

2.             The Company has duly authorized the execution and delivery of the Warrant Agreements, and, when the Warrant Agreements have been duly and validly executed and delivered by the Company and the underwriters, the Warrant Agreements will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors’ rights generally and general principles of equity.

3.             The Warrant Shares have been duly authorized and reserved for issuance and, when issued in accordance with the Warrant Agreements, will be validly issued, fully paid and non-assessable.

In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the Federal law of the United States of America.

Banuestra Financial Corporation

_________ __, 2007

This opinion is being rendered to be effective as of the effective date of the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement, including the prospectus constituting a part thereof.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Nelson Mullins Riley & Scarborough LLP

By:	, a Partner